UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 1, 2007
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
On the dates reflected in the table below, holders of the Company’s 10% Senior Convertible Notes due 2011 (the “10% Notes”) and holders of the Company’s 9.0% Senior Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) converted a total of $26,120,048 in aggregate principal amount of the 10% Notes and 6,950 shares of the Series A Preferred Stock into an aggregate of 4,353,359 shares of the Company’s common stock.

	Number of Shares of	Principal Amount of	Number of Shares of
	Series A Preferred	10% Notes	Common Stock Issued
Date of Conversion	Stock Converted	Converted	Upon Conversion
October 01, 2007	N/A	$7,200,000	1,107,692
October 01, 2007	N/A	$356,000	54,769
October 02, 2007	N/A	$649	99
October 02, 2007	N/A	$486	74
October 02, 2007	6,600	N/A	318,032
October 02, 2007	N/A	$10,074	1,549
October 02, 2007	N/A	$903,464	138,994
October 02, 2007	N/A	$8,643	1,329
October 02, 2007	N/A	$2,797,464	430,379
October 02, 2007	N/A	$3,022,399	464,984
October 02, 2007	N/A	$3,292,904	506,600
October 03, 2007	350	N/A	16,865
October 03, 2007	N/A	$4,367,704	671,954
October 03, 2007	N/A	$12,593	1,937
October 03, 2007	N/A	$659	101
October 03, 2007	N/A	$4,147,001	638,000
October 03, 2007	N/A	$8	1
Total	6,950	$26,120,048	4,353,359
The 10% Notes were converted at $6.50 per share of common stock, the applicable common stock conversion price under the indenture for the 10% Notes. The Series A Preferred Stock was converted at the applicable conversion ratio under the terms of the Series A Preferred Stock, which is approximately 48.186732 shares of common stock per one share ($136.8744135 liquidation preference) of Series A Preferred Stock. No fractional shares were issued in connection with the conversions of the 10% Notes or Series A Preferred Stock.
The issuance of shares of common stock pursuant to the above conversions consists of an exchange of securities solely with the respective holders of the Company’s 10% Notes and Series A Preferred Stock, and is accordingly exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
As previously disclosed, on October 4, 2007, the Company completed the redemption its 10% Notes and its 11% Senior Notes due 2011 (the "11% Notes"). All of the outstanding 10% Notes that had not converted into common stock prior to the redemption were redeemed for approximately $152 thousand, which amount included interest accrued to the redemption date. All of the outstanding 11% Notes were redeemed for an aggregate of approximately $52.8 million, which included interest accrued to the redemption date and a 2% early redemption premium.
As also previously announced, the Company has called for the redemption its Series A Preferred Stock. The redemption date for the preferred stock is October 19, 2007. Holders of the Series A Preferred Stock have until the close of business on October 18, 2007 to convert shares of Series A Preferred Stock into shares of the Company's common stock.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: October 5, 2007